As filed with the Securities and Exchange Commission on July 28, 2010

Registration No. 333-156960

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO THE FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DISCOUNT DENTAL MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	5047	26-1974399
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4211 W. Magnolia Blvd., Burbank, CA 91505

(Address and telephone number of principal executive offices and principal place of business)

R. Douglas Barton

Chief Executive Officer

4211 W. Magnolia Blvd., Burbank, CA 91505

805-658-2300

(Name, address and telephone number of agent for service)

Copies to:

Gary B. Wolff, P.C.

488 Madison Avenue, Suite 1100

New York, New York 10022

212-644-6446

212-644-6498 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer       .

Accelerated filer       .

Non-accelerated filer       .

Smaller reporting company   X  .

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

DISCOUNT DENTAL MATERIALS, INC. (hereinafter the “Company”) filed a Registration Statement on Form S-1 (File No. 333-156960) which was declared effective on February 5, 2009 in connection with the proposed sale of a maximum of 1,200,000 shares of Company common stock.  The Company is filings this Post Effective Amendment No. 1 to its Registration Statement so as to deregister the aforesaid 1,200,000 shares of Company common stock, none of which were offered or sold.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this First Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned in Burbank, CA 91505 on the 28 day of July 2010.

DISCOUNT DENTAL MATERIALS, INC.

/s/ R. Douglas Barton
By: R. Douglas Barton, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ R. Douglas Barton
By: R. Douglas Barton, Chief Executive Officer	President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer	July 28, 2010

/s/ James Barton
By: James Barton	Director, Vice President and Secretary	July 28, 2010